RYAN, BECK "BROKER DEALER" LETTER
                            [Ryan, Beck Letterhead]


Dear Sir/Madam:

At the request of Fidelity Bankshares, Inc., we are enclosing materials regarding the offering of Fidelity Bankshares, Inc. common stock. We have included in the package a Prospectus describing the stock offering. Ryan, Beck & Co., LLC has been retained by Fidelity Bankshares, Inc. as selling agent in connection with the stock offering.

We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.

Sincerely,




This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

             LETTER TO CLOSED DEPOSIT ACCOUNTS (can buy, not vote)
                     [Fidelity Bankshares, Inc. Letterhead]



Dear Friend:

It is my pleasure to inform you of an investment opportunity. Fidelity Bankshares, Inc., the parent company of Fidelity Federal Bank and Trust, is offering up to 8,250,151 shares of its common stock for sale at $10.00 per share. There will be no commission charged to investors.

As a Fidelity Federal depositor on either October 31, 1999 or ______, 200__, whose account was closed thereafter, you have the right, but no obligation, to buy common stock in the offering, before it is offered for sale to the general public.

Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering. If you are interested in purchasing shares of stock in the offering, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. Stock Order Forms must be received prior to 10:00 a.m. eastern time, on _________, 2001.

At __________, 200__, Fidelity Bankshares, Inc. had consolidated assets of $___ billion and equity of $___ million and was the largest savings institution headquartered in Palm Beach County, Florida. Fidelity Federal's __ branches are located throughout three counties in southeast Florida.

After the offering is completed, the Fidelity Bankshares stock issued will trade on the Nasdaq National Market, under the symbol "FFFL."

                                                                          (over)

If you have questions regarding the offering, please refer to the Questions & Answers section of the Prospectus, beginning on p.__, or call our Stock Information Center at the number below.

Sincerely,



Vince A. Elhilow
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------

                                   Questions?

          Call our Stock Information Center toll free at (800) ___-____
           9:00 a.m. to 4:00 p.m. eastern time, Monday through Friday

                  LETTER TO POTENTIAL INVESTORS (non-customers)
                     [Fidelity Bankshares, Inc. Letterhead]

Dear Friend:

It is my pleasure to inform you of an investment opportunity. Fidelity Bankshares, Inc., the parent company of Fidelity Federal Bank and Trust, is offering up to 8,250,151 shares of its common stock for sale at $10.00 per share. There will be no commission charge.

Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering. If you are interested in purchasing shares of stock in the offering, complete the enclosed Stock Order Form and return it, with full payment, in the enclosed Order Reply Envelope. Stock Order Forms must be received prior to 10:00 a.m. eastern time, on ________, 2001.

At _______, 200__, Fidelity Bankshares, Inc. had consolidated assets of $___ billion and equity of $___ million and was the largest savings institution headquartered in Palm Beach County, Florida. Fidelity Federal's __ branches are located throughout three counties in southeast Florida.

After the offering is completed, the Fidelity Bankshares stock issued will trade on the Nasdaq National Market, under the symbol "FFFL."


                                                                          (over)

If you have questions regarding the offering, please refer to the Questions & Answers section of the Prospectus, beginning on p.__, or call our Stock Information Center at the number below.

Sincerely,




Vince A. Elhilow
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------

                                   Questions?

         Call our Stock Information Center toll free at (800)___-____
           9:00 a.m. to 4:00 p.m. eastern time, Monday through Friday

 NOTE: This letter would be sent to "community members" - i.e. call-ins or any targeted individuals

                    LETTER TO REGISTERED PUBLIC STOCKHOLDERS
                     [Fidelity Bankshares, Inc. Letterhead]

Dear Stockholder:

In 1994, Fidelity Federal reorganized into the mutual holding company form of organization, and we conducted our initial public stock offering. We are now completing the transition to full public ownership through another stock offering. Pursuant to a Plan of Conversion, our mutual holding company will cease to exist, and its ownership interest is being offered for sale in a common stock offering by Fidelity Bankshares, Inc.

We are soliciting our stockholders' votes on our Plan of Conversion. Included herein are a Proxy Statement and a Prospectus, together describing the conversion and the business reasons for it. Please vote and sign the enclosed proxy card. Please promptly mail the card in the enclosed business reply envelope.

ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE "FOR" THE PLAN OF CONVERSION.

Shares of Fidelity Bankshares, Inc. common stock owned by you and our other public stockholders at the conclusion of the conversion will be exchanged pursuant to an exchange ratio described in the Prospectus, and the mutual holding company's shares of Fidelity Bankshares, Inc. will be canceled. As soon as practicable after the completion of the conversion, each stockholder holding certificates will receive a transmittal form explaining the procedure for effecting the exchange of shares. Please do not deliver your certificates before you receive the transmittal form. Shares held in street-name will be converted automatically at the conclusion of the conversion; no documentation is required.

In the stock offering, shares are being offered at $10.00 per share. Eligible depositors and borrowers of Fidelity Federal have priority in a subscription offering. Unsubscribed shares may be sold to the public in a community offering. As a stockholder of Fidelity Bankshares, Inc. on ______, 2001, you have a purchase preference over members of the general public in the community offering. If you choose to participate in the offering, you may do so without paying a commission. Please complete the enclosed Stock Order Form and return it in the Order Reply Envelope, along with payment. Stock Order Forms, along with payment, must be received by 10:00 a.m. eastern time, on ______, 2001.

                                                                          (over)

After the offering is completed, the Fidelity Bankshares, Inc. stock issued will trade on the Nasdaq National Market, under the symbol "FFFL."

If you have any questions about the offering, please refer to the Questions & Answers section of the Prospectus. We look forward to continued association with you as a Fidelity Bankshares, Inc. stockholder.


Sincerely,




Vince A. Elhilow
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------

                                   Questions?

          Call our Stock Information Center toll free at (800)___-____
           9:00 a.m. to 4:00 p.m. eastern time, Monday through Friday

                   LETTER TO "STREET NAME" BENEFICIAL OWNERS
                     [Fidelity Bankshares, Inc. Letterhead]


(NOTE: Beneficial owner proxy materials must be mailed through proxy delivery channels. ADP will not mail order forms, so beneficial owners are instructed in this letter to call the Stock Information Center if they wish to buy in the offering.)

Dear Stockholder:

In 1994, Fidelity Federal reorganized into the mutual holding company form of organization, and we conducted our initial public stock offering. We are now completing the transition to full public ownership through another stock offering. Pursuant to a Plan of Conversion, our mutual holding company will cease to exist, and its ownership interest is being offered for sale in a common stock offering by Fidelity Bankshares, Inc.

We are soliciting our stockholders' votes on our Plan of Conversion. Included herein are a Proxy Statement and a Prospectus, together describing the conversion and the business reasons for it. Please vote and sign the enclosed Proxy Card. Please promptly mail the card in the enclosed business reply envelope.

ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE "FOR" THE PLAN OF CONVERSION.

Shares of Fidelity Bankshares, Inc. common stock owned by you and our other public stockholders at the conclusion of the conversion will be exchanged pursuant to an exchange ratio described in the Prospectus, and the mutual holding company's shares of Fidelity Bankshares, Inc. stock will be canceled. As soon as practicable after the completion of the conversion, each stockholder holding certificates will receive a transmittal form explaining the documentation required for effecting the exchange of shares. Shares held in street-name, however, will be converted automatically at the conclusion of the conversion; no documentation is required.

In the stock offering, shares are being offered at $10.00 per share. Eligible depositors and borrowers of Fidelity Federal have priority in a subscription offering. Unsubscribed shares may be sold to the public in a community offering. As a stockholder of Fidelity Bankshares, Inc. on _______, 2001, you have a purchase preference over members of the general public in the community offering. If you choose to participate in the offering, you may do so without paying a commission. If you would like to receive a Stock Order Form and Order Reply Envelope, please call our Stock Information Center at (800)___-____. Stock Order Forms, along with payment, must be received by 10:00 a.m. eastern time, on ______, 2001.

                                                                          (over)

After the offering is completed, the Fidelity Bankshares, Inc. stock issued will trade on the Nasdaq National Market, under the symbol "FFFL."

If you have any questions about the offering, please refer to the Questions & Answers section of the Prospectus. We look forward to continued association with you as a Fidelity Bankshares, Inc. stockholder.

Sincerely,




Vince A. Elhilow
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------

                                   Questions?

          Call our Stock Information Center toll free at (800)___-____
           9:00 a.m. to 4:00 p.m. eastern time, Monday through Friday

                            LETTER TO VOTING MEMBERS
                         [Fidelity Federal Letterhead]


Dear Customer:

It is my pleasure to inform you of an investment opportunity and to request your vote on our Plan of Conversion. Pursuant to the Plan, our organization will convert from the mutual holding company corporate structure to a fully stockholder-owned structure. As part of the conversion, Fidelity Bankshares, Inc., the parent company of Fidelity Federal Bank and Trust, is offering up to 8,250,151 shares of its common stock for sale at $10.00 per share. There will be no commission charged to investors. As an eligible Fidelity Federal depositor or borrower, you have the right, but no obligation, to buy Fidelity Bankshares common stock in the offering, before it is offered for sale to the public.

THE VOTE:

The corporate restructuring and related stock offering provided for in the Plan of Conversion has received conditional regulatory approval. However, we must also receive the approval of Fidelity Federal's depositors and borrowers. Your vote is important. The enclosed Proxy Statement and Prospectus describe the Plan and the business reasons for the change in corporate structure. Please vote and sign the enclosed Proxy Card(s) and return the card(s) to us promptly, using the enclosed Proxy Reply Envelope. NOT RETURNING PROXY CARDS WILL BE TREATED AS VOTING AGAINST THE PLAN.

ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE "FOR" THE PLAN OF CONVERSION.

Please note that:

     o    Voting does not obligate you to purchase stock in the offering.

     o There will be no change in the account numbers, interest rates or other terms of your deposits or loans at our bank.

     o Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation.

     o The Plan does not involve any outside companies. Our management and staff will continue to serve you in the same offices.

THE STOCK OFFERING:

Before making an investment decision, please review the information in the enclosed Prospectus, including details about the stock offering. If you are interested in purchasing shares of stock in the offering, complete the enclosed Stock Order Form and return it, with full payment or deposit account withdrawal authorization, in the enclosed Order Reply Envelope. Stock Order Forms must be received prior to 10:00 a.m. eastern time, on ______, 2001.

After the offering is completed, the Fidelity Bankshares stock issued will be traded on the Nasdaq National Market, under the symbol "FFFL."

                                                                          (over)

If you have questions regarding voting, you may refer to the Questions & Answers section of the Proxy Statement. For questions about the offering, you may refer to the Question & Answers section of the Prospectus (beginning on p.___). If you have additional questions, please call our Stock Information Center at the number below.

I hope you will take this opportunity to share in our future.

Sincerely,




Vince A. Elhilow
President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

--------------------------------------------------------------------------------

                                   Questions?

          Call our Stock Information Center toll free at (800)___-____
           9:00 a.m. to 4:00 p.m. eastern time, Monday through Friday

   COMMUNITY MEETING INVITATION FOR ENCLOSURE IN MAILING PACKAGES (Optional)

                         You Are Cordially Invited. . .

                    To an Informational Meeting and Reception

     to learn about the business focus of Fidelity Bankshares, Inc. and its stock offering

                              [Put location here]

                                 ________, 2001

                              [Put location here]

                                 ________, 2001

                                   7:00 p.m.

                           Light Refreshments Served

                               SEATING IS LIMITED
                     Please call to make your reservation.

                             Toll free (800)___-____
                              Monday through Friday
                      9:00 a.m. to 4:00 p.m. eastern time

                           FIDELITY BANKSHARES [LOGO]

This invitation is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.
================================================================================

MEMBER PROXYGRAM LETTER

                                    REMINDER

                           (We Need Your Prompt Vote)

Our records indicate that we have not received the Proxy Card(s) mailed to you recently in a large white envelope containing a Proxy Statement. If you recently mailed your Proxy Card(s), please accept our thanks and disregard this request.

Please note:

     o NOT VOTING WILL BE TREATED AS VOTING AGAINST THE PLAN OF CONVERSION. OUR DIRECTORS HOPE YOU WILL JOIN THEM IN VOTING YOUR PROXY CARD "FOR" THE PLAN.

     o    VOTING DOES NOT OBLIGATE YOU TO PURCHASE STOCK IN OUR STOCK OFFERING.

     o PLEASE VOTE AND SIGN THE ENCLOSED REPLACEMENT PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

      If you receive more than one of these reminder mailings, please vote each proxy card received. None are duplicates!

                                   QUESTIONS?

          Please call our Information Center toll free at (800)___-____
           Monday through Friday, 9:00 a.m. to 4:00 p.m. eastern time.

                      FIDELITY FEDERAL BANK & TRUST [LOGO]


NOTE: A different version may be created for a second proxygram mailing. This is printed on canary yellow 8 1/2"x11" paper.

FIDELITY BANKSHARES [logo]                                             STOCKGRAM

Time is running out for you to purchase stock in Fidelity Bankshares, Inc.'s offering of common stock.

     THIS IS A REMINDER THAT YOUR OPPORTUNITY TO PARTICIPATE IN OUR OFFERING
             EXPIRES AT 10:00 A.M. EASTERN TIME, ON _________, 2001.

Questions? Call the Stock Information Center at (800)___-____, 9:00 a.m. to 4:00 p.m. eastern time, Monday through Friday.

If you have already placed a stock order, please disregard this reminder.

This notice is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. The shares of common stock are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

Back of card:

Fidelity Federal's return address; customer name(s) and address imprinted; pre-paid postage permit information.